True Drinks Provides Shareholder Update and Announces 2012 Financial Results

Management to Host Shareholder Update Conference Call on Wednesday, April 17th at 4:15 p.m. Eastern

IRVINE, CA-- (Marketwire – April 8, 2013) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, provides shareholders with an update on the national distribution milestones of its healthy, great tasting, vitamin-enhanced water for kids and young adults, AquaBall™ (www.theaquaball.com) and announces its financial results for the year ending December 31, 2012. Management will host a shareholder update conference call on Wednesday, April 17th at 4:15 p.m. Eastern.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “Since rolling out AquaBall™ Naturally Flavored Water in July 2012, we have made significant strides in all major aspects of our business including building brand recognition, achieving national distribution, increasing production and operating efficiencies culminating with revenue generation of approximately $1.0 million in 2012. After initial sales success with our original formula which contained 30 calories and 7 grams of sugar, we made a strategic decision to develop and launch a great-tasting, zero-calorie, sugar-free formulation. We introduced our new formula to retailers in the first quarter of 2013, and we are gaining traction with the improved positioning of our product as arguably the healthiest beverage for children on the market today. We had sales of approximately $280,000 for the first three months of 2013. We are shipping nationally to a variety of retailers, including Safeway and Toys ‘R’ Us. By the end of the first quarter of 2013, we achieved distribution to over 4,000 locations around the United States. As the sales cycle on our new formulation has gained traction, we currently have commitments for distribution to more than 14,000 locations by the end of the second quarter with further commitments pending final confirmation. Our goal is to achieve distribution to over 38,000 locations by the end of 2013.”

AquaBall™ National Distribution Milestones:

•

Began selling AquaBall™ Naturally Flavored Water in July 2012;

•

2012 revenue totaled $1.0 million;

•

Launched Zero Calorie, No Sugar formula in January 2013;

•

2013 First quarter revenue approximately $280,000;

•

Modesto, California and Dallas, Texas co-packer locations have capacity to produce 167,000 cases month;

Mr. Leonard continued, “In less than one year, True Drinks has rapidly evolved in all aspects of the business.  Our goal of increasing production, developing and expanding both domestically and internationally, as well as communicating our message of healthy hydration, positions us well and puts us on track to exceed our 2013 goals. We look forward to updating shareholders as milestones are achieved.”

Strategic Initiatives for 2013:

•

Third co-packer in Northeast to become available in second half of 2013;

•

Two new flavors, strawberry lemonade and berry;

•

Achieve distribution to 38,000 locations throughout United States

•

Begin sales to Central America, the Caribbean and Canada

Shareholder Update Conference Call Details:

Conference Call Details:

Date:

Wednesday, April 17, 2013

Time:

4:15 p.m. Eastern

Participant Dial-In:

(480) 629-9664

Live Webcast:

http://truedrinks.com/investor-relations/ or http://public.viavid.com/index.php?id=104094

It is recommended that participants dial in approximately 10 minutes prior to the start of the 4:15 p.m. Eastern call. There will also be a simultaneous live webcast of the conference call which can be accessed through the following audio feed link and archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/ or by clicking on the following link, http://public.viavid.com/index.php?id=104094.

About True Drinks, Inc.

True Drinks, Inc. is a beverage company with licensing agreements with major entertainment and media companies for use of their characters on its proprietary, patented bottles. AquaBallTM Naturally Flavored Water, the Company's vitamin-enhanced water that was created as a 0 calorie, sugar-free alternative to juice and soda for kids, is currently being sold into mass-market retailers throughout the United States. For more information, please visit www.theaquaball.com and www.truedrinks.com.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500

Alliance Advisors, LLC

Alan Sheinwald

(914) 669-0222

asheinwald@allianceadvisors.net

Valter Pinto

(914) 669-0222 x201

valter@allianceadvisors.net

True Drinks, Inc.
Consolidated Balance Sheet
As of December 31, 2012

ASSETS

Current Assets
Cash	$ 4,449
Accounts receivable, net	130,909
Inventory	832,874
Prepaid expenses and other current assets	268,716
Total current assets	1,236,948

Restricted Cash	81,270
Property and Equipment, net	25,399
Patents, net	1,494,118
Trademarks, net	98,516
Goodwill	3,474,502
Other Assets	3,948

Total assets	$ 6,414,701

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$ 1,292,147
Notes payable	772,000
Total liabilities	2,064,147

Commitments and Contingencies (Note 8)

Stockholders' Equity
Common Stock	1,337
Preferred Stock	1,545
Additional Paid in Capital	7,467,015
Returned Earnings	(3,119,343)

Total stockholders' equity	4,350,554

Total Liabilities and Stockholders' Equity	$ 6,414,701

The accompanying notes are an integral part of the financial statements.

True Drinks, Inc.
Condensed Consolidated Statement of Operations
For theYear Ended December 31, 2012

Net Sales	$ 1,021,908

Cost of Sales	749,529

Gross (Loss) Profit	272,379

Operating Expenses
Selling and marketing	692,242
General and administrative	2,580,985
Total operating expenses	3,273,227

Operating Loss	(3,000,848)

Other Income (Expense)
Interest (expense)	(119,942)
Other income (expense)	1,447
(118,495)

Net Loss	$ (3,119,343)

Net loss per common share
Basic and diluted net loss per share	$ (0.14)

Weighted average common shares
outstanding, basic and diluted (1)	22,757,712

The accompanying notes are an integral part of the financial statements.

(1) The weighted average common shares number was calculated based on as-converted to common stock figures for the preferred stock that was granted to shareholders of True Drinks, Inc. upon the merger with Bazi Intl. on October 15, 2012. The 100 for 1 reverse stock split executed on January 18, 2013 was retrospectively reflected in weighted average common shares outstanding.

True Drinks, Inc.
Condensed Consolidated Statement of Cash Flows
For the Year Ended December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,119,343)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	8,668
Amortization	114,215
Provision for bad debt expense	54,396
Stock issued to founders	855
Fair value of stock issued for services	276,300
Stock based compensation	163,055
Changes in operating assets and liabilities:
Accounts receivable	(185,305)
Inventory	(785,874)
Prepaid expenses and other current assets	(268,716)
Other assets	(3,948)
Accounts payable and accrued expenses	(306,692)
Net cash used in operating activities	(4,052,389)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(81,270)
Purchase of property and equipment	(7,671)
Purchase of trademarks	(6,849)
Net cash used in investing activities	(95,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance in common stock	3,374,982
Proceeds from notes payable issued to related parties	772,000
Net cash provided by financing activities	4,146,982

CASH OF ACQUIRED COMPANY	5,646

NET INCREASE IN CASH	4,449

CASH – beginning of year	-

CASH – end of year	$ 4,449

The accompanying notes are an integral part of the financial statements.